Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Experts”, “Summary Consolidated Financial and Operating Data” and “Selected Consolidated Financial and Operating Data”, and to the use of our report dated July 29, 2010, except for Note 26(d), as to which the date is October 29, 2010, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-170682) and related Prospectus of Lentuo International Inc. dated November 24, 2010.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

November 24, 2010